Exhibit 11

STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

(Amounts in thousands except, per share data)

	For the Three Months ended September 30,
	2010	2009
Numerator:
Net income available to common shareholders	$19,605	$16,584
Less adjustment for earnings and gains from discontinued operations	(14,682)	(8,586)
Less allocation to participating securities for basic EPS(1)	(92)	(127)

Numerator for basic earnings per share from continuing operations	$4,831	$7,871
Plus allocation to participating securities for diluted EPS(1)	—	—
Numerator for diluted earnings per share from continuing operations	$4,831	$7,871

Denominator:
Denominator for basic earnings per share—weighted average shares	64,050	53,575
Dilutive effect of stock based awards	160	1

Denominator for diluted earnings per share adjusted for weighted average shares and assumed conversion	64,210	53,576

Basic earnings per share from continuing operations	$0.08	$0.15
Basic earnings per share from discontinued operations	0.22	0.16

Basic earnings per share	$0.30	$0.31

Diluted earnings per share from continuing operations	$0.08	$0.15
Diluted earnings per share from discontinued operations	0.22	0.16

Diluted earnings per share	$0.30	$0.31

(1)	Adjustment to the numerators for diluted net income per share calculations when applying the two class method of calculating earnings per share.

STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

(Amounts in thousands except, per share data)

	For the Nine Months ended September 30,
	2010	2009
Numerator:
Net income available to common shareholders	$41,430	$57,801
Less adjustment for earnings and gains from discontinued operations	(28,427)	(27,905)
Less allocation to participating securities for basic EPS(1)	(169)	(450)

Numerator for basic earnings per share from continuing operations	$12,834	$29,446
Plus allocation to participating securities for diluted EPS(1)	1	(1)
Numerator for diluted earnings per share from continuing operations	$12,835	$29,445

Denominator:
Denominator for basic earnings per share—weighted average shares	60,510	52,205
Dilutive effect of stock based awards	160	1

Denominator for diluted earnings per share adjusted for weighted average shares and assumed conversion	60,670	52,206

Basic earnings per share from continuing operations	$0.21	$0.56
Basic earnings per share from discontinued operations	0.47	0.54

Basic earnings per share	$0.68	$1.10

Diluted earnings per share from continuing operations	$0.21	$0.56
Diluted earnings per share from discontinued operations	0.47	0.54

Diluted earnings per share	$0.68	$1.10

(1)	Adjustment to the numerators for diluted net income per share calculations when applying the two class method of calculating earnings per share.